SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

June 20, 2004

(Date of earliest event reported)

Banknorth Group, Inc.

(Exact name of registrant as specified in its charter)

Maine	001-31251	01-0437984

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

P.O. Box 9540, Two Portland Square, Portland, Maine	04112-9540

(Address of principal executive offices)	(Zip Code)

(207) 761-8500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure

     On June 21, 2004, Banknorth Group, Inc. (“Banknorth”) and BostonFed Bancorp, Inc. (“BostonFed”) announced that they had entered into an Agreement and Plan of Merger, dated as of June 20, 2004 (the “Agreement”), which sets forth the terms and conditions pursuant to which BostonFed will be merged with and into Banknorth (the “Merger”). The Agreement provides, among other things, that as a result of the Merger each outstanding share of common stock of BostonFed will be converted into the right to receive 1.241 shares of Banknorth common stock or, at the election of a holder of BostonFed common stock, 1.055 shares of Banknorth common stock and $6.12 in cash, plus, in each case, cash in lieu of any fractional share interest. As a result of this election option, Banknorth may pay up to approximately 15% of the aggregate merger consideration in cash.

     Consummation of the Merger is subject to a number of customary conditions, including, but not limited to, (i) the approval of the Agreement by the shareholders of BostonFed and (ii) the receipt of requisite regulatory approvals of the Merger and the proposed merger of BostonFed’s banking subsidiary, Boston Federal Savings Bank, with and into Banknorth’s banking subsidiary, Banknorth, NA, immediately prior to consummation of the Merger.

     For additional information, reference is made to the press release dated June 21, 2004, which is included as Exhibit 99.1 and is incorporated herein by reference, and the other exhibits filed herewith.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	The following exhibits are included with this Report:

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of June 20, 2004, between Banknorth and BostonFed

10.1	Form of Shareholder Agreement between each director of BostonFed and Banknorth (included as Exhibit A to Exhibit 2.1)

99.1	Press Release, dated June 21, 2004*

99.2	Investor Presentation, dated June 21, 2004*

     * Incorporated by reference from Banknorth’s filing with the Commission pursuant to Rule 425 under the Securities Act of 1933 on June 21, 2004.

2

*       *       *

     The press release and investor presentation included as Exhibits 99.1 and 99.2, respectively, and incorporated herein by reference contain forward-looking statements regarding Banknorth’s acquisition of BostonFed. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) estimated cost savings from the acquisition cannot be fully realized within the expected time frame; (2) revenues following the acquisition are lower than expected; (3) competitive pressure among depository institutions increases significantly; (4) costs or difficulties related to the integration of the businesses of Banknorth and BostonFed are greater than expected; (5) changes in the interest rate environment reduce interest margins; (6) general economic conditions, either nationally or in the markets in which Banknorth will be doing business, are less favorable than expected; (7) legislation or changes in regulatory requirements adversely affect the businesses in which Banknorth would be engaged; or (8) factors which would result in a condition to the acquisition not being met.

3

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BANKNORTH GROUP, INC.

By:	/s/ Peter J. Verrill

	Name:	Peter J. Verrill
	Title:	Senior Executive Vice President and Chief Operating Officer

Date: June 22, 2004

4